                                                             Exhibit 99(c)(1)(2)



Project Document


PRESENTATION TO THE SPECIAL COMMITTEE







Confidential
------------





June 11, 2002






                                                       [CIBC World Markets LOGO]

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

CONFIDENTIAL
================================================================================
Confidential Materials for the Special Committee of the Board of Directors



     THE ACCOMPANYING MATERIAL WAS COMPILED OR PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE USE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE, FEDERAL AND INTERNATIONAL SECURITIES LAWS OR OTHERWISE. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY CIBC WORLD MARKETS WITHOUT ASSUMING RESPONSIBILITY FOR INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY OR ARE PUBLICLY AVAILABLE, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND, ACCORDINGLY, NEITHER THE COMPANY NOR CIBC WORLD MARKETS NOR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL WHEN USED BY PERSONS OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

TABLE OF CONTENTS
================================================================================


         1  DOCUMENT OVERVIEW

            A  Company Overview

            B  Trading Market Overview

         2  PROCESS OVERVIEW

         3  TRANSACTION OVERVIEW

         4  DOCUMENT VALUATION ANALYSIS

         5  APPENDICES

            A  Document Financial Statements

            B  Premiums Paid Analysis

            C  Break Up Fee Overview

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

1  DOCUMENT OVERVIEW

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

A  Company Overview

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

COMPANY OVERVIEW
================================================================================
Document Financial Overview(1)

     >> As a result of weak financial performance in April 2002 and an anticipated continuation of the decline in impression volumes, the Company reforecast its financial projections downward


--------------------------------------------------------------------------------
                                    Revenue
--------------------------------------------------------------------------------


                                [GRAPH OMITTED]






--------------------------------------------------------------------------------
                                     EBITDA
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]






--------------------------------------------------------------------------------
                                      EBIT
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]






--------------------------------------------------------------------------------
                                   Net Income
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]





(1)  Source: Document management.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

COMPANY OVERVIEW
================================================================================
Financial Performance Overview


     >>   Results for the three months ended March 2002 showed:

          o    Revenue growth at approximately 2% (slightly below budget)

          o EBITDA of $4.4 million, in line with budget due to reduced SG&A from the realization of implemented cost savings

     >>   Results for the month of April 2002 were below budget:

          o Revenue was weaker than budget by approximately $738,000 due to lower volumes in the financial services sector and weaker CRM business

          o Consolidated EBITDA was $1.3 million, below budget by approximately $375,000 or 22%

          o Revenue and EBITDA from retail marketing continued to beat budget by approximately $558,000 and $863,000, respectively

     >> As a result of negative year-to-date results, 2002 estimates and the financial projections have been revised downward by management

     >> Estimated 2002 EBITDA has been reduced to $18.2 million, a decline of approximately 12% due to:

          o    Decrease in volumes from the financial services industry

          o Increased outside processing costs due to increased activity in digital color printing and fulfillment

          o Increase in retail merchandising due to an increased penetration of existing customers

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

B  Trading Market Overview

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

COMPANY OVERVIEW
================================================================================
Annotated Stock Price Performance - LTM
(From June 8, 2001 to June 10, 2002)


     >> Document's stock price traded between $1.50 and $3.00 prior to public announcement on March 4, 2002 that it was exploring strategic alternatives


                        Historical Prices
     ---------------------------------------------------
                     High           Low          Average
                    -----          -----         -------
     3 Month        $4.15          $2.75          $3.45
     6 Month         4.15           1.56           2.74
     1 Year          4.15           1.51           2.50



                                [GRAPH OMITTED]


(1)  8/13/01 - Document announces Q2 2001 quarterly results.

(2)  11/15/01 - Document announces Q3 2001 quarterly results.

(3) 3/4/02 - Document announces that it will hire an investment bank to assist Document in exploring strategic alternatives.

(4) 3/5/02 - V Investment Partners announces proxy contest for Document to remove existing slate of directors.

(5)  3/7/02 - Document announces quarterly and year end results for 2001.

(6)  5/23/02 - Document files proxy material for annual meeting.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

COMPANY OVERVIEW
================================================================================
Indexed Price Performance Graph - LTM
(From June 8, 2001 to June 10, 2002)


     >> Prior to the public announcement regarding the exploration of strategic alternatives, Document's stock price had declined 27%, in line with the performance of the Nasdaq index, but below comparable companies


                                [GRAPH OMITTED]

----------
Note: Document comparable companies index consists of BN, CGX, MWL, MCL, SRCP,
      SR, WCS and WORK.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

COMPANY OVERVIEW
================================================================================
Volume Traded Analysis - One Turn of Float(1)
(October 30, 2000 to June 10, 2002)


     >> Since October 30, 2000 Document shares had not traded above $4.00, except for June 10, 2002.


Volume in Thousands

     41.6%                19.1%                  37.5%                 1.7%
--------------------------------------------------------------------------------
$1.50 - $2.25         $2.25 - $3.00         $3.00 - $3.75         $3.75 - $4.50

                                [GRAPH OMITTED]

----------
(1) Document's float is approximately 4.5 million shares. Average daily volume since October 30, 2000 has been 7,890 shares.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

COMPANY OVERVIEW
================================================================================
Summary Ownership Table
(Shares in millions)

     >> In addition to the table below, V Investment Partners (the dissident shareholder) filed a proxy on May 23, 2002 disclosing that he and affiliates control 259,000 shares (2.8%), Newcastle Partners, L.P controlled 546,820 shares (5.9%)

--------------------------------------------------------------------------------
                             Institutional Holders
--------------------------------------------------------------------------------
                                                                    Cumulative
Institutional Holders                    Shares       Percent          Percent
-----------------------------         ---------       -------        ---------
Brookside Cap. Investors              1,150,700         12.3%            12.3%
Gary Marcello                           824,652          8.8%            21.1%
Dimensional Fund Advisors               730,000          7.8%            28.9%
...............................................................................
Vanguard Group                           74,600          0.8%            29.7%
Northern Trust Co.                       13,707          0.1%            29.9%
CIBC World Markets                        4,261          0.0%            29.9%
Merrill Lynch & Co.                       1,525          0.0%            29.9%
Deutsche Bank                               339          0.0%            29.9%
Total other institutions                      0          0.0%            29.9%
-----------------------------         ---------       -------        ---------
Total Institutional Ownership         2,799,445         29.9%            29.9%

--------------------------------------------------------------------------------
                              Distribution Summary
--------------------------------------------------------------------------------

                                                    Shares     Percent
                                                 ---------     -------
Institutional Holders (Excl. 5% Holders)            94,093        1.0%
5% Institutional Holders                         2,705,352       28.9%
Insider Ownership                                2,187,319       23.4%
Retail                                           4,363,467       46.7%
----------------------------                     ---------     -------
Total Shares Outstanding (1)                     9,350,231      100.0%
Float (2)                                        4,457,560       47.7%

--------------------------------------------------------------------------------
                                Insider Ownership
--------------------------------------------------------------------------------

Insider, Position                          Options          Shares      Percent
-----------------                          -------       ---------      -------
Joel Cartun, Chairman                            0       1,546,498        16.5%
Stephen Bova, Director                      32,000         196,600         2.4%
Brendan Keating, Pres, CEO & COO           110,000          69,500         1.9%
Richard White, Director                     32,000          38,296         0.8%
Robert Levenson, Director                   27,000           9,500         0.4%
Total other insiders                        92,425          33,500         1.3%
-----------------                          -------       ---------      -------
Total Insiders                             293,425       1,893,894        23.4%

--------------------------------------------------------------------------------
                              Distribution Summary
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

                                  Retail 46.7%

                  Institutional Holders (Excl. 5% Holders) 1.0%

                         5% Institutional Holders 28.9%

                             Insider Ownership 23.4%
--------------------------------------------------------------------------------

Source: Bloomberg, Proxy dated 05/20/02 and CDA/Spectrum.

(1) Represents total of 9,056,806 primary shares outstanding as of 05/01/02 and 293,425 total options held by insiders per the Company's proxy statement dated May 20, 2002.

(2)  Float = total shares outstanding - insider holdings - 5% holders.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

2  PROCESS OVERVIEW

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

PROCESS OVERVIEW
================================================================================
Process Summary


     >> On March 4, 2002, the Company publicly announced that it had engaged an investment banking firm to assist the Company in evaluating expressions of interest in acquiring the Company

     >> On March 14, 2002, the Company announced that CIBC World Markets had been engaged to assist the Company in evaluating expressions of interest

     >> 55 potential buyers were contacted, with 16 preliminary indications of interest, 3 final bids and 2 revised final bids received from potential strategic and financial buyers

                                [GRAPHIC OMITTED]



            --------------------------------------------------------
                                    Document
            --------------------------------------------------------



                          55 Potential Buyers Contacted



                       16 Preliminary Indications Received
                           (7 strategic, 9 financial)



                           8 Management Presentations
                           (4 strategic, 4 financial)



                                  3 Final Bids



                                    2 Revised
                                      Final
                                      Bids

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

3 TRANSACTION OVERVIEW

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

TRANSACTION OVERVIEW
================================================================================
Transaction Sources & Uses and Implied Multiples Overview
(Figures in Thousands, except share and multiple data)

    > A $6.25 per share offer results in Document LTM trading multiples of 4.7x EBITDA, 13.6x EBITDA - CapEx, 10.0x EBIT and 22.3x earnings

    > A $6.25 per share price represents a 51% premium to Document's stock price on June 10, 2002 and a 247% premium to the price prior to the Company's public announcement on March 4, 2002

--------------------------------------------------------------------------------
                             Transaction Value (1)
--------------------------------------------------------------------------------
Offer Price                                                             $6.25
   Fully Diluted Shares (4)                                             9,403
                                                                    ---------
Equity Market Value                                                 $58,767.6
                                                                    ---------
Plus: Total Debt & Cap Leases, & MI                                  17,088.7
Less: Cash                                                             (914.4)
                                                                    ---------
Enterprise Value                                                    $74,941.9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Implied Multiple Overview (2)
--------------------------------------------------------------------------------
Metric                         Amount                               Multiple
-----------------------------------------                           -----------
LTM EBITDA                        $15,975                                 4.7x
2002E EBITDA                       18,200                                  4.1

LTM EBITDA - CapEx (5)             $5,491                                13.6x
2002E EBITDA - CapEx (5)           10,280                                  7.3

LTM EBIT                           $7,496                                10.0x
2002E EBIT                          8,574                                  8.7

Metric                         Amount                               P/E Multiple
-----------------------------------------                           ------------
LTM EPS                             $0.28                                 22.3x
2002E EPS                            0.45                                 14.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Estimated Use of Funds (3)
--------------------------------------------------------------------------------
Purchase of Document Common Equity                                   $58,767.6
Existing Document Current Debt                                         1,238.0
Existing Document Senior Debt                                         12,496.0
Capital Leases                                                         3,355.0
Transaction Costs, Fees & Expenses                                     8,500.0
                                                                     ---------
   Total Uses of Funds                                               $84,356.6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Estimated Source of Funds (3)
--------------------------------------------------------------------------------

Acquisition Senior Debt                                              $36,051.0
Capital Leases                                                        $3,355.0
Acquisition Subordinated Debt                                          7,500.0
Equity Sponsor                                                        37,450.6
                                                                     ---------
   Total Sources of Funds                                            $84,356.6
--------------------------------------------------------------------------------

---------------
(1) Company Financials as of March 31, 2002.
(2) Financials as per Document management. 2002 results exclude amortization expense pursuant to adoption of FAS 142.
(3) As per Cornerstone Equity Investors; based on March balance sheet as per Document management.
(4) Based on treasury stock method.
(5) Capital expenditure is based on normalized three year average.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

4 DOCUMENT FINANCIAL ANALYSIS

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL ANALYSIS
================================================================================
Valuation Summary

                                [GRAPHIC OMITTED]

                     Equity Value Per Share

Comparable Company Analysis           $5.21 - $7.46
Precedent Transaction Analysis        $4.91 - $7.06
Premiums Paid Analysis - Unaffected
   Stock Price                        $2.37 - $2.55
DCF Analysis (1)                      $4.83 - $8.66
52 Week Trading Range                 $1.51 - $4.25

                                      $6.25 Merger Price

------------------
(1) Based on a perpetuity growth rate of 2.0% to 4.0% in EBITDA and a discount rate of 14% to 18%.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL ANALYSIS
================================================================================
Valuation Summary
(Dollars in thousands, except per share data)

Comparable Company Analysis
----------------------------------------------------------------------------------------------------------------------------------

                                         Multiple Range(1)     Enterprise Value          Equity Value             Per Share Amount
                        Financial       ------------------    ------------------      ------------------          ----------------
                        Statistic         Low       High        Low       High          Low       High             Low       High
                        ---------       --------  --------    -------  ---------      -------   --------          -----     ------
LTM EBITDA - Capex(2)     $5,491          7.6x      10.3x     $41,928   $56,726       $25,754    $40,552          $2.79      $4.39
LTM EBIT                   7,496           8.6      11.6       64,496    87,259        48,322     71,085           5.23       7.69
LTM EPS                    $0.28          12.3      16.7       48,060    59,314        31,886     43,139           3.45       4.67

2002 EBITDA - Capex(2)   $10,280           8.0x     10.8x     $82,400  $111,482       $66,226    $95,308          $7.16     $10.31
2002E EBIT                 8,574           9.8      13.2       83,834   113,423        67,660     97,249           7.32      10.52
2002E EPS                  $0.45          11.9      16.1       65,255    82,577        49,080     66,403           5.31       7.18

                                                                                      --------------------------------------------
                                                                                      Reference Range             $5.21      $7.46
                                                                                      --------------------------------------------


Precedent Transaction Analysis
----------------------------------------------------------------------------------------------------------------------------------

                                         Multiple Range(1)     Enterprise Value          Equity Value             Per Share Amount
                        Financial       ------------------    ------------------      ------------------          ----------------
                        Statistic         Low       High        Low       High          Low       High             Low       High
                        ---------       --------  --------    -------  ---------      -------   --------          -----     ------
LTM EBITDA               $15,975           5.1x      6.9x     $81,195  $109,852       $65,021    $93,678          $7.03     $10.13
LTM EBIT                   7,496           6.9       9.4       52,071    70,449        35,897     54,275           3.88       5.87
LTM EPS                    $0.28          13.6      18.5       51,503    63,972        35,329     47,798           3.82       5.17

                                                                                      --------------------------------------------
                                                                                      Reference Range             $4.91      $7.06
                                                                                      --------------------------------------------

Premiums Paid Analysis
----------------------------------------------------------------------------------------------------------------------------------

                                        Percentage Range(3)                                                       Per Share Amount
                        Financial       ------------------                                                        ----------------
                        Statistic         Low       High                                                           Low       High
                        ---------       ------    --------                                                        -----     ------
Price Prior to 3/4/02
  Announcement (4)         $1.80         25.5%     34.4%                                                          $2.26      $2.42
Price 5 Days Prior to
  Announcement              1.90         25.3%     34.2%                                                           2.38       2.55
Price 20 Days Prior to
  Announcement              1.87         32.0%     43.2%                                                           2.47       2.68

                                                                                      --------------------------------------------
                                                                                      Reference Range             $2.37      $2.55
                                                                                      --------------------------------------------

Discounted Cash Flow Analysis
----------------------------------------------------------------------------------------------------------------------------------

                         Discount Rate        Perpetuity Growth                          Equity Value             Per Share Amount
                        --------------        -----------------                       ------------------          ----------------
                         Low     High          Low       High                           Low       High             Low       High
                        -----  -------        -----     -------                       -------   --------          -----     ------
Assumptions             14.0%    18.0%         2.0%      4.0%                         $44,681    $80,100          $4.83      $8.66

                                                                                      --------------------------------------------
                                                                                      Reference Range             $4.83      $8.66
                                                                                      --------------------------------------------

------------------
(1) Represents +/- 15% of the median comparable companies and precedent transactions. Precedent transactions represent transactions with an enterprise value of less than $100 million.
(2) Represents LTM and projected EBITDA minus normalized three year average capital expenditures.
(3) Represents +/- 15% of the median of the premiums paid analysis.
(4) Represents the share price on March 1, 2002, the trading day prior to Document's public announcement that it was exploring strategic alternatives.
Note: LTM financial statistics exclude amortization. Financial projections per Document management.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL ANALYSIS
================================================================================
Comparable Company Analysis


    > In reviewing the comparable companies, CIBC World Markets observed the following:

        [ ] Document is significantly smaller than the comparable companies

        [ ] Document has the smallest average daily trading volume of any of the comparable companies

        [ ] Over the four-month period prior to Document's public announcement on March 4, 2002, stock prices of the comparable companies increased by an average of approximately 22%, whereas Document's stock price decreased by approximately 27%

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL ANALYSIS
================================================================================
Comparable Company Analysis
(Dollars in Millions, except per share data)

                                                                   52 - Week                                 Market
                                         Shares   Price(b)   -------------------- Discount to  Premium to   Value of        Firm
Company                         Ticker   O/S(a)   06/10/02    High          Low       High        Low       Equity(a)     Value(c)
------------------------------------------------------------------------------------------------------------------------------------
Print and Fulfillment

Banta Corporation                 BN     25,774    $33.95     $39.10       $25.20      13.2%       34.7%      $875,036     $913,900

Consolidated Graphics, Inc.       CGX    13,210     18.25      22.50        13.95      18.9        30.8        241,076      465,858

Mail-Well, Inc.                   MWL    48,271      5.12       6.94         3.00      26.2        70.7        247,148    1,095,070

Moore Corporation, Ltd.           MCL   114,053     12.48      14.45         5.13      13.6       143.3      1,423,385    1,561,035

SOURCECORP                       SRCP    17,487     25.75      43.10        22.08      40.3        16.6        450,289      568,014

Standard Register Company         SR     28,666     32.06      35.40        14.25       9.4       125.0        919,032      942,030

Wallace Computer Services, Inc.   WCS    41,422     19.69      22.62        14.00      13.0        40.6        815,592    1,062,168

Workflow Management, Inc.        WORK    13,101      4.15       7.75         2.20      46.5        88.6         54,369      210,835


                                                        Firm Value/                    Firm Value/EBIT              Price/EPS
                                                -------------------------------- -------------------------- ------------------------
                                                LTM EBITDA-99-    02E EBITDA-00-     LTM            2002        LTM         2002
Company                                          01 Avg Capex      02 Avg Capex
------------------------------------------------------------------------------------------------------------------------------------

Print and Fulfillment

Banta Corporation                                     8.2x            7.4x           8.2x           8.1x      14.1x         14.0x

Consolidated Graphics, Inc.                           7.6             7.6            9.8           11.5       11.5          12.6

Mail-Well, Inc.                                      14.1            11.9           13.4           12.7      116.2*         12.8

Moore Corporation, Ltd.                              15.3            10.7           29.2*          15.8       89.1*         26.6*

SOURCECORP                                            9.4             9.4            9.2            9.7       13.6          14.7

Standard Register Company                            19.1            12.8           15.9           16.1       25.4          17.1

Wallace Computer Services, Inc.                       8.6              NA           10.4             NA       14.9            NA

Workflow Management, Inc.                             7.2             6.3            7.0            6.0        5.0           4.2

                                      ----------------------------------------------------------------------------------------------
                                      High           19.1x           12.8x          15.9x          16.1x      25.4x         17.1x

                                      Median(1)       9.0x            9.4x          10.1x          11.5x      14.5x         14.0x

                                      Mean           11.2x            9.5x          10.6x          11.4x      14.1x         12.6x

                                      Low             7.2x            6.3x           7.0x           5.0x       5.0x          4.2x
                                      ----------------------------------------------------------------------------------------------

-----------------------
(1) Multiples indicated with an * have been excluded from summary statistics as outliers, except for the medians.
CY = Calendar Year; NM = Not Meaningful; NA = Not Available
LTM = Last Twelve Months at last earnings report. Wallace Computer
Services and Workflow Management as of 1/31/02; all others as of 3/31/02.
(a) Shares Outstanding and Market Value reflects fully diluted shares (common shares outstanding, options, warrants, in-the-money convertibles).
(b) Stock price and First Call Estimates as of June 10, 2002.
(c) Firm Value (FV) equals Market Value plus total debt (straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates) minus cash.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL ANALYSIS
================================================================================
Precedent Transaction Analysis - Transactions Less Than $100 Million Enterprise Value
(Dollars in Millions, except per share data)

    > In reviewing the precedent transactions, CIBC World Markets observed the following:

        [ ] Transaction multiples have been relatively consistent over the past 5 years

                                                                                                      Enterprise Value/LTM
Date                                                                        Equity       Aggregate    --------------------   Price/
Announced Target                          Acquiror                           Value         Value       EBITDA       EBIT    Earnings
------------------------------------------------------------------------------------------------------------------------------------
09/13/00  Meteor Photo & Imaging Company  Photobition Group PLC                  NA        $12,000       NA           NA        NA

05/12/99  Compass International (Print &  Swiss-Irish Enterprises,          $35,100        $66,605      8.5x       10.9x      15.9x
          Mail Div.)                      Inc. (Management)

2/16/99   The Boston Towne Press, Inc.    Cunningham Graphics                $5,400         $4,824      4.5x         5.5x     10.1x
                                          International, Inc.

2/11/99   Communicolor (Division of       R.R. Donnelley & Sons             $98,000        $96,910      7.2x        22.5x*    38.1x*
          Standard Register)              Company

1/13/99   The Workable Company Limited    Cunningham Graphics               $12,361        $12,597      4.2x         6.8x      6.4x
                                          International, Inc.

12/17/98  LCS Industries, Inc.            CustomerONE Holding                    NA        $81,148      5.7x         6.9x       NA
                                          Corporation

3/25/98   Kwik International Color, Ltd.  Unidigital Inc.                   $24,000        $25,350      6.5x         7.6x     48.7x*

02/27/98  The Mail Box                    Compass International                  NA        $38,400     11.8x        16.9x       NA
                                          Services Corp.

1/20/98   Flying Color Graphics           Applied Graphics                  $22,213        $22,082       NA          8.6x      9.4x
                                          Technologies

01/16/98  Roda Limited                    Cunningham Graphics                $8,137        $12,257      9.9x        11.3x     20.3x
                                          International, Inc.

12/23/97  Rapidforms, Inc.                New England Business              $80,000        $89,406      7.1x        10.0x     17.6x
                                          Service, Inc.

7/22/97   Graftek Press Inc.              Brown Printing Company            $40,000        $39,458       NA         10.9x     16.6x

7/22/97   Book-Mart Press                 Courier Corporation               $13,200        $15,499      4.8x         6.3x      6.8x

11/14/96  Leigh-Mardon Security Group     American Banknote Corp.           $95,000        $95,000      5.8x         7.9x     16.2x

10/04/96  Scanforms, Inc.                 Big Flower Press Holdings, Inc.   $21,400        $26,500      3.9x         4.7x      6.3x

6/6/96    Printco                         Big Flower Press Holdings, Inc.   $22,500        $50,757      7.7x        18.3x     27.2x

05/21/96  Lancaster Press                 Cadmus Communications Corp.       $14,558        $55,920      5.8x         8.4x     10.2x

02/01/96  New England Book Components,    Phoenix Color Corp.               $21,500        $21,500      6.2x         8.0x     17.7x
          Inc.

10/16/95  The Software Factory            Cadmus Communications Corp.       $13,800        $13,129      5.5x         5.7x      6.0x


                                                                                         High:         11.8x        22.5x     48.7x

                                                                                         Median:        6.0x         8.2x     16.1x

                                                                                         Mean:          6.6x         9.1x     13.3x

                                                                                         Low:           3.9x         4.7x      6.0x

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL ANALYSIS
================================================================================
Discounted Cash Flow Analysis
(Dollars in thousands, except per share data)

    > In reviewing the Company's financial projections, CIBC World Markets observed the following:

        [ ] The Company historical financial performance has been inconsistent and management historically has been unable to meet its forecasts

                               Projected(1)                                           Projected(1)
                               ------------------------  ------------------------------------------------------------------
Fiscal Year End 12/31               2002     Q1 2002A      Q2-Q4 2002         2003           2004         2005       2006
                                  --------   --------      ----------       --------       --------     --------   --------
Sales                             $159,981    $41,594       $118,387        $167,849       $176,241     $186,816   $198,025
EBITDA                             $18,200     $4,421        $13,780         $20,922        $22,677      $24,602    $26,924
Less: Depreciation                 ($9,626)   ($2,202)       ($7,424)       ($10,107)      ($10,613)    ($11,143)  ($11,700)
                                 ---------   --------      ---------       ---------      ---------    ---------  ---------
EBIT                                $8,574     $2,218         $6,356         $10,815        $12,064      $13,459    $15,224
Less: Income Taxes @
  40.0%(2)                         ($3,430)     ($887)       ($2,542)        ($4,326)       ($4,826)     ($5,384)   ($6,090)
                                 ---------   --------      ---------       ---------      ---------    ---------  ---------
  Unleveled After-Tax
    Income                          $5,145     $1,331         $3,814          $6,489         $7,239       $8,075     $9,134

Plus: Depreciation
  & Amortization                    $9,626     $2,202         $7,424         $10,107        $10,613      $11,143    $11,700
Less: Capital Expenditures         ($8,000)   ($1,989)       ($6,011)        ($7,000)       ($7,000)     ($7,000)    $7,000)
Less: Working Capital
  Investment                       ($1,417)    $1,676        ($3,093)        ($1,259)       ($1,259)     ($1,549)   ($1,658)
                                 ---------   --------      ---------       ---------      ---------    ---------  ---------
  Free Cash Flow                    $5,353     $3,221         $2,132          $8,337         $9,593      $10,669    $12,176
                                 =========   ========      =========       =========      =========    =========  =========


                              ----------------------------------    -------------------------------     ---------------------------
                                  2.0% Perpeluity Growth Rate         3.0% Perpeluity Growth Rate       4.0% Perpeluity Growth Rate
                              ----------------------------------    -------------------------------     ---------------------------
Terminal Value Based on
 Free Cash Flow
Perpetuity Growth After
 Year 2006                     14.0%         16.0%        18.0%      14.0%        16.0%      18.0%       14.0%     16.0%     18.0%
                              -------       -------      -------    -------      -------    -------     -------   -------   -------

Discounted Free Cash Flows
 2002 - 2006                  $28,314       $26,847      $25,492    $28,314      $26,847    $25,492     $28,314   $26,847   $25,492
Discounted Terminal Value     $55,544       $43,834      $35,364    $61,188      $47,669    $38,091     $67,960   $52,143   $41,208
                              -------       -------      -------    -------      -------    -------     -------   -------   -------
  Enterprise Value            $83,858       $70,682      $60,856    $89,502      $74,517    $63,583     $96,274   $78,990   $66,700

Less: Debt, Preferred &
  Minority Interest @
  03/31/02                   ($17,089)     ($17,089)    ($17,089)  ($17,089)    ($17,089)  ($17,089)   ($17,089) ($17,089) ($17,089)
Plus: Cash @ 03/31/02            $914          $914         $914       $914         $914       $914        $914      $914      $914
                              -------       -------      -------    -------      -------    -------     -------   -------   -------
  Implied Equity Value        $67,684       $54,508      $44,681    $73,327      $58,342    $47,409     $80,100   $62,816   $50,526
                              =======       =======      =======    =======      =======    =======     =======   =======   =======

                              -----------------------------------------------------------------------------------------------------
Per Share Value(3)              $7.32         $5.89        $4.83      $7.93        $6.31      $5.13       $8.66     $6.79     $5.46
                              -----------------------------------------------------------------------------------------------------

--------------
(1) Financial forecasts as per Document management.
(2) As per Document management.
(3) Based on fully diluted shares using treasury method as of March 31, 2002.

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

5  APPENDICES

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

A  Document Financial Statements

                                              [PROJECT DOCUMENT / JUNE 11, 2002]


DOCUMENT FINANCIAL STATEMENTS
==============================================================================================================================
Document Income Statement
(Dollars in Millions, except per share data)

                                                                              Projected (1)
                                               -------------------------------------------------------------------------------
Fiscal Year End 12/31                             2002            2003            2004              2005               2006
                                               ----------      ----------      ----------        ----------         ----------
Sales                                          $159,981.4      $167,848.9      $176,241.4        $186,815.8         $198,024.8
Cost of Goods Sold                              106,949.1       109,973.8       114,724.5         121,369.9          128,127.8
                                               ----------      ----------      ----------        ----------         ----------
   Gross Profit                                   $53,032         $57,875         $61,517           $65,446            $69,897

Sales Expense                                    13,075.0        14,310.0        15,273.0          16,313.0           17,437.0
G&A Expense                                      21,757.0        22,643.0        23,567.0          24,531.0           25,536.0
Other Operating Expenses                              0.0             0.0             0.0               0.0                0.0
                                               ----------      ----------      ----------        ----------         ----------
   EBITDA                                         $18,200         $20,922         $22,677           $24,602            $26,924

Depreciation                                      9,625.9        10,107.2        10,612.5          11,143.1           11,700.2
Amortization                                          0.0             0.0             0.0               0.0                0.0
                                               ----------      ----------      ----------        ----------         ----------
   EBIT                                            $8,574         $10,815         $12,064           $13,459            $15,224

Interest Expense - Capital Leases                 1,070.1         1,070.1         1,083.0           1,096.5            1,096.5
Interest Expense - Corporate                        757.9           800.9           443.6             (36.3)            (783.8)
Other Non-Operating Expense/Restructuring             0.0             0.0             0.0               0.0                0.0
                                               ----------      ----------      ----------        ----------         ----------
   Pre-Tax Income                                  $6,746          $8,944         $10,538           $12,399            $14,911

Provision for Taxes                               2,698.5         3,577.6         4,215.1           4,959.5            5,964.4
                                               ----------      ----------      ----------        ----------         ----------
   Net Income                                      $4,048          $5,366          $6,323            $7,439             $8,947

Preferred Dividends                                   0.0             0.0             0.0               0.0                0.0
                                               ----------      ----------      ----------        ----------         ----------
   Net Income to Common                            $4,048          $5,366          $6,323            $7,439             $8,947
                                               ==========      ==========      ==========        ==========         ==========

Number of Shares Outstanding                      9,056.8         9,300.0         9,300.0           9,300.0            9,300.0
Fully Diluted E.P.S. (In Dollars)                   $0.45           $0.58           $0.68             $0.80              $0.96

------------------------------------------------------------------------------------------------------------------------------
Depreciation                                       $9,626         $10,107         $10,613           $11,143            $11,700
Amortization                                           $0              $0              $0                $0                 $0
EBITDA                                            $18,200         $20,922         $22,677           $24,602            $26,924
------------------------------------------------------------------------------------------------------------------------------

Margin & Growth Rate Analysis
Growth
   Revenue Growth                                    6.3%            4.9%            5.0%              6.0%               6.0%
   EBITDA Growth                                    22.1%           15.0%            8.4%              8.5%               9.4%
   EBIT Growth                                     121.8%           26.1%           11.6%             11.6%              13.1%
   Net Income Growth                                   NM           32.6%           17.8%             17.7%              20.3%
Margins
   Gross Margin                                     33.1%           34.5%           34.9%             35.0%              35.3%
   Gross Margin (Including Depreciation)            27.1%           28.5%           28.9%             29.1%              29.4%
   EBITDA Margin                                    11.4%           12.5%           12.9%             13.2%              13.6%
   EBIT Margin                                       5.4%            6.4%            6.8%              7.2%               7.7%
   Net Margin                                        2.5%            3.2%            3.6%              4.0%               4.5%
Other
   COGS as a % of Sales                             66.9%           65.5%           65.1%             65.0%              64.7%
   COGS as a % of Sales (Including Depreciation)    72.9%           71.5%           71.1%             70.9%              70.6%
   Sales Expense as a % of Sales                     8.2%            8.5%            8.7%              8.7%               8.8%
   G&A Expense as a % of Sales                      13.6%           13.5%           13.4%             13.1%              12.9%
   Other Oper. Exp. as a % of Sales                  0.0%            0.0%            0.0%              0.0%               0.0%
   Effective Tax Rate                               40.0%           40.0%           40.0%             40.0%              40.0%

----------
(1)  2002-2006 projections based on Document management estimates.



                                                                                                                            26

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL STATEMENTS
==============================================================================================================================
Document Balance Sheet
(Dollars in Millions, except per share data)

                                                                                  Projected (1)
                                                   -------------------------------------------------------------------------------
Fiscal Year End 12/31                                 2002            2003            2004              2005             2006
                                                   ----------      ----------      ----------        ----------       ----------
Assets
Cash and Cash Equivalents                            $2,941.2        $6,155.6       $10,832.3         $16,865.4        $26,803.2
Accounts Receivable                                  29,008.8        30,435.4        31,957.1          33,874.6         35,907.0
Inventory                                             6,577.4         6,763.4         7,055.6           7,464.3          7,879.9
Other Current Assets                                  5,313.9         5,313.9         5,313.9           5,313.9          5,313.9
                                                   ----------      ----------      ----------        ----------       ----------
    Total Current Assets                             43,841.2        48,668.3        55,158.9          63,518.1         75,904.0

Net Property, Plant & Equipment                      34,351.0        31,243.8        27,631.3          23,488.2         18,788.0
Existing Goodwill                                    71,163.4        71,163.4        71,163.4          71,163.4         71,163.4
Other Intangible Assets                                   0.0             0.0             0.0               0.0              0.0
Other Assets                                            387.6           387.6           387.6             387.6            387.6
                                                   ----------      ----------      ----------        ----------       ----------
    Total Assets                                   $149,743.2      $151,463.2      $154,341.2        $158,557.3       $166,243.0
                                                   ==========      ==========      ==========        ==========       ==========

Liabilities and Shareholders' Equity
Current Portion of LT Debt                               $0.0            $0.0            $0.0              $0.0             $0.0
Current Portion of Capital Leases                     2,027.2         2,027.2         2,027.2           2,027.2          2,027.2
Accounts Payable                                     12,502.9        12,856.5        13,411.8          14,188.7         14,978.7
Other Current Liabilities                            15,259.9        15,259.9        15,259.9          15,259.9         15,259.9
                                                   ----------      ----------      ----------        ----------       ----------
    Total Current Liabilities                        29,789.9        30,143.5        30,698.9          31,475.8         32,265.8

Other Liabilities                                     8,449.5         8,449.5         8,449.5           8,449.5          8,449.5

Existing Credit Line Document                        14,050.9        10,050.9         6,050.9           2,050.9              0.0
Capital Lease Obligations, net of current portion     1,853.8         1,853.8         1,853.8           1,853.8          1,853.8
Existing Subordinated Debt Document                       0.0             0.0             0.0               0.0              0.0
                                                   ----------      ----------      ----------        ----------       ----------
    Total Long Term Debt                             15,904.7        11,904.7         7,904.7           3,904.7          1,853.8
                                                   ----------      ----------      ----------        ----------       ----------
    Total Liabilities                                54,144.2        50,497.8        47,053.2          43,830.1         42,569.2

Existing Preferred Stock                              1,240.3         1,240.3         1,240.3           1,240.3          1,240.3
Common Equity                                        94,358.8        99,725.1       106,047.7         113,486.9        122,433.6
                                                   ----------      ----------      ----------        ----------       ----------
    Total Liabilities and Equity                   $149,743.2      $151,463.2      $154,341.2        $158,557.3       $166,243.0
                                                   ==========      ==========      ==========        ==========       ==========

(1)  2002-2006 projections based on Document management estimates.

                                                                                                                              27

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

DOCUMENT FINANCIAL STATEMENTS
================================================================================================================================
Document Cash Flow Statement
(Dollars in Millions, except per share data)

                                                                                  Projected (1)
                                                   -------------------------------------------------------------------------------
Fiscal Year End 12/31                                 2002            2003            2004              2005             2006
                                                   ----------      ----------      ----------        ----------       ----------
Cash Flow From Operations
Net Income                                           $4,047.8        $5,366.3        $6,322.7          $7,439.2         $8,946.6
Depreciation                                          9,625.9        10,107.2        10,612.5          11,143.1         11,700.2
Amortization of Existing Goodwill                         0.0             0.0             0.0               0.0              0.0
Amortization of Intangible Assets                         0.0             0.0             0.0               0.0              0.0
Deferred Taxes                                            0.0             0.0             0.0               0.0              0.0
Minority Interest                                         0.0             0.0             0.0               0.0              0.0
Change in Working Capital                            (1,417.1)       (1,259.0)       (1,258.6)         (1,549.2)        (1,658.1)
Change in Other Assets                                    0.0             0.0             0.0               0.0              0.0
Change in Other Liabilities                               0.0             0.0             0.0               0.0              0.0
                                                    ---------       ---------       ---------         ---------        ---------
    Cash Provided/(Used) by
      Operating Activities                          $12,256.5       $14,214.5       $15,676.6         $17,033.1        $18,988.8

Cash Flow From Investing Activities
Capital Expenditures                                 (8,000.0)       (7,000.0)       (7,000.0)         (7,000.0)        (7,000.0)
                                                    ---------       ---------       ---------         ---------        ---------
    Cash Provided/(Used) by Investing Activities    ($8,000.0)      ($7,000.0)      ($7,000.0)        ($7,000.0)       ($7,000.0)

Cash Flow From Financing Activities
Change in Existing Credit Line Document              (1,000.0)       (4,000.0)       (4,000.0)         (4,000.0)        (2,050.9)
Current Portion of Capital Leases                         0.0             0.0             0.0               0.0              0.0
Capital Lease Obligations, net of current portion         0.0             0.0             0.0               0.0              0.0
Change in Existing Subordinated Debt Document             0.0             0.0             0.0               0.0              0.0
Change in Existing Preferred Stock                        0.0             0.0             0.0               0.0              0.0
Dividend Paid to Common Shareholders                      0.0             0.0             0.0               0.0              0.0
Change in Common Equity                                   0.0             0.0             0.0               0.0              0.0
                                                    ---------       ---------       ---------         ---------        ---------
    Cash Provided/(Used) by Financing Activities     (1,000.0)       (4,000.0)       (4,000.0)         (4,000.0)        (2,050.9)
                                                    ---------       ---------       ---------         ---------        ---------

Minimum Cash                                          2,500.0         2,500.0         2,500.0           2,500.0          2,500.0

(Deficiency)/Excess Cash                              1,707.6         3,655.6         8,332.3          14,365.4         24,303.2
(Payments)/Borrowings on Revolver                    (1,266.4)            0.0             0.0               0.0              0.0
                                                    ---------       ---------       ---------         ---------        ---------
    Total Change In Cash                             $1,990.1        $3,214.5        $4,676.6          $6,033.1         $9,937.8
                                                    =========       =========       =========         =========        =========

Beginning Cash Balance                                  951.1         2,941.2         6,155.6          10,832.3         16,865.4
Change In Cash                                        1,990.1         3,214.5         4,676.6           6,033.1          9,937.8
                                                    ---------       ---------       ---------         ---------        ---------
    Ending Cash Balance                              $2,941.2        $6,155.6       $10,832.3         $16,865.4        $26,803.2
                                                    =========       =========       =========         =========        =========

----------
(1)  2002-2006 projections based on Document management estimates.

                                                                                                                              28

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

B  Premiums Paid Analysis

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

PREMIUMS PAID ANALYSIS
====================================================================================================================================
(Dollars in Millions, except per share data)

------------------------------------------------------------------------------------------------------------------------------------
                 Announced LBO Transactions -- Firm Value Between $25 and $100 Million (01/01/1999 to 5/28/02)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Premium Analysis
                                                                                                   ---------------------------------
Date                                                                                                 One        Five        Twenty
Announced   Target                          Acquiror                      Firm Value  Offer Value  Day Prior  Days Prior  Days Prior
---------   ----------------------------    ----------------------------- ----------  -----------  ---------  ----------  ----------
 02/13/02   Deltek Systems Inc              Investor Group                  $92.6       $111.5       18.4%      28.6%       41.9%
 06/21/01   Renaissance Worldwide Inc       Investor Group                   45.1         86.9      266.7%     230.0%      312.5%
 04/13/01   Black Hawk Gaming & Dvlp Co     Robert Greenlee                  80.7         53.2       34.8%      41.2%       30.6%
 03/13/01   Roy F Weston Inc                Investor Group                   71.5         59.2        7.1%      11.6%       13.1%
 02/27/01   Black Hawk Gaming & Dvlp Co     Jeffrey Jacobs                   77.8         48.3       63.0%      57.9%       57.1%
 01/24/01   NextHealth Inc                  Investor Group                   71.1         73.2       31.6%      33.8%       68.3%
 11/16/00   Il Fornaio America Corp         Bruckmann Rosser Sherrill & Co   72.0         77.5       28.9%      23.9%       44.4%
 08/11/00   BI Inc                          Investor Group                   72.3         67.1       78.4%     106.3%       65.0%
 07/14/00   General Bearing Corp            Investor Group                   38.0         25.4       28.4%      30.0%       33.3%
 04/26/00   Acme Electric Corp              Investor Group                   50.3         41.3       33.3%      33.3%       36.2%
 04/20/00   KLLM Transport Services Inc     Investor Group                   78.4         33.8        4.8%      10.0%       17.9%
 04/12/00   KLLM Transport Services Inc     Low Acquisition                  76.3         31.8       10.7%      26.5%       26.5%
 03/31/00   Solomon-Page Group Ltd          Investor Group                   29.7         29.3       82.6%      82.6%       75.0%
 02/25/00   Spanlink Communications Inc     Spanlink Acquisition Group       69.3         67.8       (2.3%)      6.3%       47.4%
 01/06/00   Saratoga Beverage Group Inc     North Castle Partners            60.3         39.7       24.7%      23.9%       74.6%
 11/08/99   Laser Mortgage Management Inc   Ellington Management Group Inc   25.1         64.0       20.7%      11.0%       18.6%
 10/19/99   CEM Corp                        Investor Group                   30.4         34.2       93.9%      82.0%       62.2%
 09/09/99   Novacare Employee Services Inc  Investor Group                   70.0         72.7       (4.8%)     (3.6%)     (21.6%)
 09/03/99   Digital Link Corp               Investor Group                   94.2         97.1       32.5%      29.6%       40.0%
 07/28/99   Kofax Image Products            Investor Group                   42.5         67.7       36.0%      30.8%       30.8%
 05/14/99   Kentek Information Systems Inc  Investor Group                   29.8         38.9        8.7%       8.7%       18.4%
 04/27/99   Hilite Industries Inc           Investor Group                   86.7         71.0       31.0%      32.6%       35.7%
 02/24/99   Industrial Scientific           Investor Group                   93.7         93.5       39.0%      39.9%       39.0%
 02/17/99   Equitrac Corp                   Investor Group                   78.8         81.3        4.4%       5.7%       15.9%

                                            ----------------------------------------------------------------------------------------
                                            High                            $94.2       $111.5      266.7%     230.0%      312.5%
                                            Median                           71.3         65.6       29.9%      29.8%       37.6%
                                            Mean                             64.0         61.1       40.5%      40.9%       49.3%
                                            Low                              25.1         25.4       (4.8%)     (3.6%)     (21.6%)
                                            ----------------------------------------------------------------------------------------

                                                                                                                                  30

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

C  Break Up Fee Overview

                                              [PROJECT DOCUMENT / JUNE 11, 2002]

BREAK UP FEE OVERVIEW (1)
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
               Breakup Fees for LBO Transactions 1999 -- May 28, 2002, Transaction Value Between $25 and $100 Million
                                              (Dollars in Millions) (Tar. paid to Acq.)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             Target Term  Target Term   Target Term
                                                                         Enterprise  Equity    Fee Paid   Fee as % of   Fee as % of
Announced  Effective  Target Name                  Acquiror Name            Value     Value     to Acq    Ent.Value    Equity Value
---------  ---------  ---------------------------  --------------------- ----------  ------  -----------  -----------  -------------
01/28/02   05/14/02   Jenny Craig Inc              Investor Group          $87.4     $114.8      $4.9        5.60%          4.27%
06/21/01              Renaissance Worldwide Inc    Investor Group           45.1       86.9       2.0        4.43%          2.30%
02/27/01              Black Hawk Gaming & Dvlp Co  Jeffrey Jacobs           77.8       48.3       1.0        1.29%          2.07%
08/11/00   10/06/00   BI Inc                       Investor Group           72.3       67.1       2.0        2.76%          2.98%
04/26/00              Acme Electric Corp           Investor Group           50.3       41.3       2.5        4.97%          6.05%
02/25/00   04/13/00   Spanlink Communications Inc  Spanlink Acquisition     69.3       67.8       3.0        4.33%          4.43%
                                                   Group
01/06/00   06/21/00   Saratoga Beverage Group Inc  North Castle Partners    60.3       39.7       1.2        1.99%          3.02%
09/09/99   10/31/99   Novacare Employee Services   Investor Group           70.0       72.7       4.5        6.43%          6.19%
                      Inc
07/28/99   10/19/99   Kofax Image Products         Investor Group           42.5       67.7       1.5        3.53%          2.21%
04/27/99   06/01/99   Hilite Industries Inc        Investor Group           86.7       71.0       3.0        3.46%          4.23%
02/17/99   08/06/99   Equitrac Corp                Investor Group           78.8       81.3       2.5        3.17%          3.08%

                                                   ---------------------------------------------------------------------------------
                                                   High                    $87.4     $114.8      $4.9        6.43%          6.19%
                                                   Median                   70.0       67.8       2.5        3.53%          3.08%
                                                   Mean                     67.3       69.0       2.6        3.82%          3.71%
                                                   Low                      42.5       39.7       1.0        1.29%          2.07%
                                                   ---------------------------------------------------------------------------------

(1)  Based on SDC Platinum.



                                                                                                                                  32
